Signature Page for Distribution Agreement

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                            TANAKA FUNDS, INC.

                                            By: Graham Y. Tanaka
                                            President

                                           AMERIPRIME FINANCIAL SECURITIES, INC.

                                            By: Kenneth D. Trumpfheller
                                            President

                                            TANAKA CAPITAL MANAGEMENT

                                            By: Graham Y. Tanaka
                                                        President